UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2008

APPLIED DIGITAL SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	0-26020	43-1641533
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1690 SOUTH CONGRESS AVENUE, SUITE 201 DELRAY BEACH, FLORIDA	33445
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 561-276-0477

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Recently, all of the employees of Pacific Decision Sciences Corporation (“PDSC”), a Delaware corporation and wholly-owned subsidiary of Applied Digital Solutions, Inc., resigned as employees, including PDSC’s two key employees.  These key employees have strong relationships with PDSC’s significant customer, International Business Machines Corp.  To date, PDSC has not been successful in negotiating a consulting agreement with the former key employees.  We have been in negotiations to sell PDSC to a third-party, who is fully aware of this situation, as well as to the former key employees.  If we are unsuccessful in negotiating a consulting agreement with the former key employees, or in executing a sale of PDSC, it will have a material adverse effect on our consolidated results of operations and cash flows.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLIED DIGITAL SOLUTIONS, INC.

Date: January 25, 2008

By: /s/ Lorraine M. Breece
       Name: Lorraine M. Breece
       Title:   Senior Vice President and
                  Acting Chief Financial Officer